Exhibit 10.9
                                                                   ------------
        THIS LOAN AGREEMENT is made as of February 16, 1999, by and between HERLEY INDUSTRIES, INC. (the "Borrower") and THE FIRST NATIONAL BANK OF MARYLAND, a division of FMB BANK (the "Lender").


1.       DEFINITIONS.

         1.1      Defined Terms.

                  As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

     "Advance": each loan or advance made under the Revolving Loan at such time as such loan or advance is made or is being maintained.

     "Agreement": this Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Authorized Signatory": the chairman of the board or the president.

     "Borrowing Date": any Business Day on which any Advance is made.

     "Business Day": any day other than a Saturday, a Sunday or a day on which commercial banks located in Pennsylvania are authorized or required by law or other governmental action to close.

     "Collateral": all of the tangible and intangible assets, property rights, and benefits with respect to which the Borrower has granted a security interest or other Lien to or for the direct or indirect benefit of the Lender or has assigned as security or otherwise pledged to or for the direct or indirect benefit of the Lender pursuant to the Loan Documents.

     "Debt": for any date of determination, the aggregate of all amounts outstanding on the Loans and all other indebtedness for which the Borrower is liable, whether as borrower, maker, guarantor or endorser (excluding payment instruments endorsed for deposit or collection in the ordinary course of business).

     "Debt Service Coverage Ratio": with respect to Borrower, Borrower's Net Profit After Tax for the applicable fiscal year, less dividends to stockholders with respect to the applicable fiscal year, plus non-cash charges (such as depreciation and amortization) for such fiscal year, divided by scheduled principal payments on Borrower's Debt for such fiscal year.

     "Default": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

     "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA ss.9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA ss.6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA ss.2601 et seq.; (iv) the Water Pollution
Control Act, as amended, 33 USCA ss.1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA ss.7401 et seq.; (vi) the Hazardous Material Transportation Act, as amended, 49 USCA ss.1801 et seq.; and (vii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any similar state law.

     "Event of Default": any of the events specified in Section 8.1, provided that any requirement for the giving of notice, the lapse of time or any other condition has been satisfied.

     "Federal Funds Target Rate": the Federal Funds Target Rate as established by the Federal Open Market Committee of the Federal Reserve Board from time to time.

     "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

     "Hazardous Substance": any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

     "Highest Lawful Rate": with respect to Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by Lender on the Notes or which may be owing to Lender pursuant to this Agreement under the laws applicable to Lender and this Agreement.

     "Lender's Counsel": Rhoads & Sinon LLP, counsel to the Lender in connection with the transactions contemplated by this Agreement.

     "Lender's Marginal Cost of Funds": a rate of interest per annum specified by the Lender from time to time as a reference rate for the guidance of its officers.

     "LIBOR": as defined in Section 2.5(a).

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

     "Loan" and "Loans": the Revolving Loan and/or the Mortgage Loan, as the case may be.

     "Loan Documents": collectively, this Agreement, the Notes, the Mortgage and all other documents executed and delivered in connection with the Loans, and any future or additional loan documents executed and delivered in connection with the Loans, and any amendments or modifications thereof.

     "Mortgage": the Mortgage and Security Agreement made by the Borrower and delivered to the Lender for the benefit of the Lender, as the same may be amended, supplemented or otherwise modified from time to time, securing the Mortgage Loan and encumbering the Mortgaged Property.

     "Mortgaged Property": that certain parcel or tract of real property, and the improvements thereon and hereafter constructed thereon, known as 10 Industry Drive, Lancaster, Lancaster County, Pennsylvania, as more fully described in the Mortgage.

     "Mortgage Loan": as defined in Section 2.3.

     "Mortgage Loan Note": the Mortgage Loan Note from the Borrower, as the maker thereof, payable to the order of the Lender, evidencing the Mortgage Loan, as the same may be amended, extended, renewed or otherwise modified or replaced from time to time.

     "Note" and "Notes": the Revolving Loan Note and/or the Mortgage Loan Note, as the case may be.

     "Outstanding Revolving Loan Amount": for any date of determination, the aggregate principal amount of all outstanding Advances.

     "Permitted Liens": any of the liens described in clauses (i) through (v) of
Section 6.4 of this Agreement.

     "Person": an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, a limited liability company, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

     "Prepayment Premium": an amount equal to the greater of: (i) the sum of the present values (as of the Principal Prepayment Date) of the interest payments, discounted at the Treasury Rate, which the Borrower would have made with respect to the Principal Prepayment Amount after the Principal Prepayment Date but for the Principal Prepayment Event, or (ii) one percent (1.0%) of the Principal Prepayment Amount.

     "Principal Prepayment Amount": the amount of principal prepaid upon the occurrence of a Principal Prepayment Event.

     "Principal Prepayment Date": the date that a Principal Prepayment Event occurs.

     "Principal Prepayment Event": the prepayment of principal, in whole or in part, prior to the date provided under the Mortgage Loan Note for payment of the Principal Prepayment Amount for any reason whatsoever, whether by declaration, acceleration or otherwise and whether or not an Event of Default has occurred.

     "Revolving Loan": as defined in Section 2.2.

     "Revolving Loan Commitment Period": the period from the Effective Date through the day preceding the Revolving Loan Maturity Date.

     "Revolving Loan Maturity Date": January 31, 2001, or such earlier date on which the Revolving Loan Note shall become due and payable, whether by demand, acceleration or otherwise, unless extended in writing by the Bank.

     "Revolving Loan Note": the Revolving Loan Note, of even date herewith, from the Borrower, as the maker thereof, payable to the order of the Lender in the stated principal amount of Twenty Million Dollars ($20,000,000.00), as the same may be amended, extended, renewed or otherwise modified or replaced from time to time.

     "Surety" and "Sureties": one or more of HMS Investments, Inc., Metraplex Corporation, General Microwave Corporation, General Microwave Israel Corporation, General Microwave Israel, Ltd., General Microcircuits Corporation and any additional operating subsidiaries which Borrower or any Surety may create or acquire at any time any Loan remains outstanding and unpaid or any other amount is owing under any Loan Document to Lender.

     "Tangible Net Worth": with respect to any Person, at any time of determination, that amount which is equal to the excess of all of such Person's assets (excluding inter-affiliate items and any and all intangible assets, such as, but not limited to, customer lists, covenants not to compete, deferred financing costs, deferred charges, goodwill, intellectual property, licenses, organization costs, officer and stockholder advances or receivables, mineral rights and the like) over all of such Person's liabilities (except inter-affiliate items), determined in accordance with GAAP.

     "Treasury Rate": the average coupon equivalent yield, in the secondary market, that Lender could obtain by purchasing United States Treasury Securities on the Principal Prepayment Date, in amounts approximately equal to the Principal Prepayment Amount, and maturing on or about the date on which the Principal Prepayment Amount would have been paid pursuant to the terms of the Mortgage Loan Note. (Lender shall use standard yield interpolation methods if no such securities mature on or about such date.)

         1.2      Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the meanings given such terms herein when used in the Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

                  (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof," "herein," "hereto" and "hereunder" and similar words when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, schedule and exhibit references contained herein shall refer to Sections hereof or schedules or exhibits hereto unless otherwise expressly provided herein.

                  (d) The word "or" shall not be exclusive; "may not" is prohibitive and not permissive an "agreement" of a Person shall include any applicable promise, covenant, representation, warranty or other undertaking of such Person.

                  (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

                  (f) Unless specifically provided in a Loan Document to the contrary, references to time shall refer to the prevailing time in Lancaster, Pennsylvania.


 2.      TERMS OF THE LOANS.

         2.1      The Loans.

                  Subject to the terms and conditions of the Loan Documents, the Lender agrees to extend to the Borrower the Revolving Loan and the Mortgage Loan.

         2.2      Revolving Loan.

                  Subject to the terms and conditions hereof, Lender agrees to make a revolving line of credit loan (the "Revolving Loan") under which the Borrower, from time to time during the Revolving Loan Commitment Period, may obtain Advances from time to time; provided, that in no event shall the Lender have any obligation to make any Advance if, after giving effect thereto, the Outstanding Revolving Loan Amount shall exceed Twenty Million Dollars ($20,000,000.00). The Borrower covenants that it will not request any Advance under the Revolving Loan which would cause the Outstanding Revolving Loan Amount to exceed the aforesaid limitation. Any termination of the Revolving Loan, whether by expiration of the Revolving Loan Commitment Period or as a result of the existence or continuance of any Event of Default, shall relieve the Lender of the Lender's obligation to lend money or to make financial accommodations to or for the Borrower and for any of its accounts, but shall in no way release, terminate, discharge or excuse the Borrower from its absolute duty to pay or perform any or all of its obligations under this Agreement. The application of the preceding sentence is intended to apply only so long as any sums remain outstanding, due or owing under the Loans.

                  2.2.1 Procedure for Advances. The Borrower may borrow under the Revolving Loan at any time and from time to time during the Revolving Loan Commitment Period by notifying the Lender (by telephone or telecopy) no later than 11:00 A.M. on the requested Borrowing Date, specifying (A) the aggregate principal amount to be borrowed under the Revolving Loan, (B) the requested Borrowing Date, and (C) the account of the Borrower maintained with the Lender to be credited with the amount of the Advance. Any such notice shall be irrevocable. The Lender shall be authorized to rely upon any request for an Advance by any representative of the Borrower as constituting an authorized request for an Advance under the Revolving Loan by the Borrower.

                  2.2.2 Repayment and Interest. All Advances under the Revolving Loan shall be evidenced by and shall be repaid with interest in accordance with the provisions of the Revolving Loan Note, the terms and conditions of which are incorporated herein by reference. The date and amounts of each Advance made by the Lender and each payment made by the Borrower shall be recorded by the Lender on the books and records of the Lender, but any failure to record such dates or amounts shall not relieve the Borrower of its duty to pay under the Loan Documents. All repayments shall be credited to the balances due under the Revolving Loan in accordance with the normal and customary practices of the Lender. Interest accrued under the Revolving Loan shall be computed on outstanding balances as reflected on the Lender's books and records.

                  2.2.3 Duration of the Revolving Loan. All sums outstanding under the Revolving Loan shall be paid in full and the Revolving Loan shall expire on the Revolving Loan Maturity Date. At any time and from time to time during the Revolving Loan Commitment Period, the Company may borrow, repay and reborrow under the Revolving Loan, subject, however, to the continued observance by the Borrower of the terms and conditions of the Loan Documents.

         2.3      Mortgage Loan.

                  Subject to the terms and conditions hereof, Lender agrees to make to the Borrower a Mortgage Loan in an aggregate principal amount not to exceed Two Million Nine Hundred Fifteen Thousand Dollars ($2,915,000.00).

2.3.1 Mortgage Loan Note. The Mortgage Loan shall be evidenced by and repaid with interest in accordance with a separate Mortgage Loan Note, the terms and conditions of which shall be incorporated herein by reference. The date and amount of the Mortgage Loan made by the Lender and each payment made by the Borrower with respect to such Mortgage Loan shall be recorded by the Lender on the books and records of the Lender, but any failure to record such dates or amounts shall not relieve the Borrower of its duty to pay under the Loan Documents. All repayments shall be credited to the balances due under the Mortgage Loan in accordance with the normal and customary practices of the Lender. Interest accrued under the Mortgage Loan shall be computed on the outstanding balances as reflected on the Lender's books and records.

2.3.2 Duration of the Mortgage Loan. The Mortgage Loan shall be for a term of ten (10) years, subject to the right of the Lender to accelerate payment under the Mortgage Loan in accordance with the terms and conditions of the Loan Documents. The amount of the required monthly installments of principal and interest shall be based upon a twenty (20) year amortization.

         2.4      Prepayments of the Loans.

                  (a) Revolving Loan. The Borrower may, at its option, prepay the Revolving Loan, in whole or in part, without premium or penalty, at any time and from time to time.

                  (b) Mortgage Loan. In the event interest shall be accruing on the Mortgage Loan at a floating rate of interest as provided in Section 2.5(a) of this Agreement, the Borrower may, at its option, prepay the Mortgage Loan, in whole or in part, without premium or penalty, at any time and form time to time. In the event interest shall be accruing on the Mortgage Loan at a fixed rate of interest as provided in Section 2.5(a) of this Agreement and any portion of the principal amount of the Mortgage Loan is prepaid, in whole or in part, a Prepayment Premium shall be due and payable by the Borrower to Lender, without notice, at the time of prepayment. The Prepayment Premium shall become part of the indebtedness evidenced by the Mortgage Loan Note, and secured by the Collateral. In no event shall the Prepayment Premium, together with all other amounts payable under the Loan Documents to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. Partial prepayments shall be applied against the remaining installments of principal required to be paid under the Mortgage Loan in the inverse order of the maturity thereof.

         2.5      Interest Rate and Payment Dates.

               (a) Prior to  Maturity.  Except  as  otherwise  provided  in this
          Section 2.5, prior to maturity the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below.

        Loan                                   Rate

     Revolving Loan

               Federal Funds Target Rate plus one and sixty-five hundredths percent (1.65%)

     Mortgage Loan


               Prior to the closing on the Mortgage Loan, the Borrower shall elect one or the other of the following interest rate options:
               (i) a daily adjusted rate of interest equal to the 30 day London Interbank Offered Rate (LIBOR) as quoted by the Lender two (2) Business Days prior to the date any change in the 30 day LIBOR is to be effective, plus one and sixty-five hundredths percent (1.65%); (ii) a fixed rate of interest for a period of up to ten
               (10) years as offered by the Lender in its sole discretion equal to the Lender's Marginal Cost of Funds plus one and sixty-five hundredths percent (1.65%); or (iii) such other rate or rates as the Lender and the Borrower shall agree in writing.

                  (b) Event of Default. After the occurrence and during the continuance of an Event of Default, the outstanding principal balance of the Loans and any overdue interest or other amount payable under the Loan Documents shall bear interest at a rate per annum equal to two percent (2%) plus the rate which would otherwise be applicable under Section 2.5(a) of this Agreement.

                  (c) General. Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an outstanding principal balance on the Loans. Interest shall be payable in arrears on a monthly basis as part of the monthly installment payments provided for in the Mortgage Loan Note and, in the case of the Revolving Loan, as provided in the Revolving Loan Note. Any change in the interest rate on the Loans resulting from a change in the Federal Funds Target Rate or the 30 day LIBOR, as the case may be, shall become effective as of the opening of business on the day on which such change shall become effective. The Lender shall notify the Borrower of the effective date and the amount of each such change in the Federal Funds Target Rate or the 30 day LIBOR, as the case may be, by means of a monthly statement of account, but any failure to so notify shall not in any manner affect the obligations of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Federal Funds Target Rate, the 30 day LIBOR or the Lender's Marginal Cost of Funds, as the case may be, by the Lender pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error. At no time shall the interest rate payable on the Loans, together with all other amounts payable under the Loan Documents to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate applicable to Lender. If interest payable to Lender on any date would exceed the maximum amount permitted by the Highest Lawful Rate applicable to Lender, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Highest Lawful Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of the Loans without incurring a Prepayment Premium. The Borrower acknowledges that to the extent interest payable on the Loans is based on the Federal Funds Target Rate, the 30 day LIBOR or the Lender's Marginal Cost of Funds, such rates are only some of the bases for computing interest on loans made by the Lender, and by basing interest payable on any of such rates, the Lender has not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lender may now or in the future make loans to other borrowers.

         2.6      Use of Proceeds.

                  (a) The proceeds of the Revolving Loan shall be used for working capital and general corporate purposes; provided, however, that the maximum aggregate amount of Advances outstanding under the Revolving Loan at any time for purposes of financing an acquisition by the Borrower as contemplated by
Section  6.2 or Section  6.8 of this  Agreement  shall not  exceed  Ten  Million
Dollars ($10,000,000.00) without Lender's prior written consent (except that Advances for the purpose of financing the acquisition of General Microwave Corporation shall not be subject to such limitation). To the extent that the Lender, in its sole discretion, determines that funds are available under the Revolving Loan, the Lender may issue one or more standby letters of credit on behalf of the Borrower, subject to such terms and conditions as may be required and approved by the Lender in its discretion, including without limitation, the term of the letter of credit and the terms of repayment to be set forth in a separate reimbursement agreement in form and substance acceptable to the Lender.

                  (b) The proceeds of the Mortgage Loan shall be used to satisfy the existing mortgage indebtedness encumbering the Mortgaged Property.

2.7      Fees.

(a) If the Lender is requested to issue a standby  letter of credit  pursuant to
Section 2.6(a) of this Agreement, a separate letter of credit fee equal in amount to one percent (1.00%) of the amount of the letter of credit shall be due and payable by the Borrower to the Lender upon the issuance of the letter of credit and at each annual anniversary of the issuance date occurring during the term of the letter of credit.

(b) The Borrower shall pay to the Lender at the closing of the Mortgage Loan an amount equal to one-half of one percent (0.5%) of the actual principal amount of the Mortgage Loan.

(c) All such fees shall be the absolute property of the Lender upon payment. Payment of such fees shall not be considered payment of any of the Lender's expenses incurred in connection with the Loans, and shall be paid independent of the amount of proceeds of the Loans ultimately disbursed to the Borrower, even if such amounts are less than the above-stated principal amounts of the Loans. No portion of such fees shall be refunded in the event the Borrower prepays any Loan including, without limitation, any prepayment of the Borrower's obligations under a letter of credit reimbursement agreement, whether in whole or in part.

         2.8      Lender's Records.

                  The Lender's records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans, and fees, expenses and any other amounts due and payable in connection with the Loan Documents shall be presumptively correct absent manifest error as to the amount of the Loans, the amount of principal and interest paid by the Borrower in respect of such Loans and as to the other information relating to the Loans, and amounts paid and payable by the Borrower hereunder and under the Notes and other Loan Documents.

         2.9      Set-Off: Payment From Accounts.

2.9.1 Security Interest in Money and Property Held By Lender; Set-Offs. [Not Applicable]

2.9.2 Application of Deposits. In addition to any rights of set-off arising under the Loan Documents or under law, the Borrower hereby authorizes the Lender to apply any amount on deposit in any deposit account of the Borrower now or hereafter maintained with the Lender against any of the Borrower's indebtedness under the Loan Documents which is not paid when due.

 3.      CONDITIONS OF LENDING - GENERAL.

         In addition to the conditions precedent set forth in Section 4, the obligation of Lender to make the Loans shall be subject to the fulfillment of the following conditions precedent:

         3.1      Evidence of Action.

                  The Lender shall have received a certificate dated as of the closing date of the Secretary or Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of the Borrower's Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Lender) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of the Borrower's articles of incorporation and by-laws, (iii) setting forth the incumbency of the Borrower's officer or officers who may sign the Loan Documents to which it is a party, including therein a signature specimen of such officer or officers, and (iv) attaching a certificate of good standing of the Secretary of State of the Commonwealth of Pennsylvania.

         3.2      This Agreement.

                  The Lender shall have received counterparts of this Agreement duly executed by an Authorized Signatory of the Borrower.

         3.3      Notes.

                  The Lender shall have received the Revolving Loan Note and the Mortgage Loan Note, each duly executed by an Authorized Signatory of the Borrower.

         3.4      Security Agreement. [ Not Applicable]

         3.5      Mortgage.

                  The Lender shall have received from the Borrower the Mortgage (and UCC-1 Financing Statements appurtenant thereto), duly executed by an Authorized Signatory of the Borrower.

         3.6      Mortgaged Property Documentation.

               The Lender shall have received the following items, all of which must be satisfactory to the Lender:

                           (1) Mortgage title insurance dated the date of closing of the Mortgage Loan with respect to the Mortgage and the Mortgaged Property in a face amount not less than the principal amount of the Mortgage Loan, free and clear of all liens, encumbrances and objections, and shall insure the Mortgage as a first and best lien on and covering the respective Mortgaged Property, with standard Pennsylvania endorsements 100, 300 and 710, together with evidence of the payment of the premiums therefor, which policies must be in form and substance satisfactory to the Lender and issued by a title insurance company or companies satisfactory to the Lender;

                           (2) Tax and  municipal  violations  searches  and, if
                  required by the Lender, escrows or affidavits regarding the future correction of any violations;

                           (3) Casualty and liability  insurance with respect to
                  the Mortgaged Property in the form required by Section 5.3, together with the endorsements thereto required thereby;

                           (4) An appraisal of the Mortgaged Property conforming
                  in all respects with the applicable regulations promulgated under Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended; and

                           (5) A Phase I  environmental  site  assessment of the
                  Mortgaged Property in form and substance satisfactory to the Lender and issued by an environmental consultant satisfactory to Lender, certifying that the Mortgaged Property is free of the presence of any Hazardous Substance.

         3.7      Opinion of Counsel to the Borrower.

                  The Lender shall have received an opinion of counsel to the Borrower, addressed to the Lender and Lender's Counsel, dated the closing date, in form and substance and covering such matters as the Lender may reasonably request.

         3.8      Litigation.

                  There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for herein and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith.

         3.9      Search Reports.

                  The Lender shall have received UCC, tax and judgment lien search reports with respect to each applicable public office where Liens are filed disclosing that there are no Liens of record in such official's office covering any of the Collateral or showing the Borrower as a debtor, except for Permitted Liens.

         3.10     Property, Public Liability and Other Insurance.

                  The Lender shall have received a certificate or certificates of all insurance maintained by the Borrower in form and substance reasonably satisfactory to the Lender, together with the endorsements described in Section 5.3.

         3.11     Other Documents.

                  The Lender shall have received such other documents as the Lender shall reasonably request.

         3.12     Fees and Expenses of Lender's Counsel.

                  The fees and expenses of Lender's Counsel in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid by Borrower.

         3.13     Sureties.

                  Each of the Sureties shall execute and deliver to the Lender Suretyship Agreements in form and substance acceptable to the Lender, providing joint and several suretyship for the absolute, full and timely payment and performance by the Borrower of the terms and conditions of each of the Loan Documents.

4.       CONDITIONS OF LENDING - REVOLVING LOAN.

         The obligation of Lender to make any Advance under the Revolving Loan is subject to the satisfaction of the following additional conditions precedent as of each Borrowing Date:

         4.1      Compliance.

                  On each Borrowing Date and after giving effect to the Advance to be made thereon, (a) the Borrower shall be in compliance with all of the terms, covenants and conditions of the Loans, (b) there shall exist no Default or Event of Default, and (c) the Outstanding Revolving Loan Amount will not exceed the limitations as to the maximum unpaid principal amount of the Revolving Loan specified in Section 2.2 of this Agreement. Each borrowing by the Borrower shall constitute a certification by the Borrower as of the date of such borrowing that each of the foregoing matters is true and correct in all respects.

         4.2      Loan Documentation.

                  All documents required by the provisions of the Loan Documents to be executed or delivered to the Lender on or before the applicable Borrowing Date shall have been executed and shall have been delivered at the office of the Lender set forth in Section 9.6 on or before such Borrowing Date.

         4.3      Documentation and Proceedings.

                  All corporate and legal proceedings and all documents and papers in connection with the transactions contemplated by the Loan Documents shall be in form and substance reasonably satisfactory to the Lender and the Lender shall have received all information and copies of all documents which the Lender may reasonably have requested in connection therewith, such documents (where appropriate) to be certified by an Authorized Signatory of the Borrower or proper Governmental Authorities.

         4.4      Required Acts and Conditions.

                  All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any filings, recordings or registrations) required to be done, performed and to have happened on or prior to such Borrowing Date and which are necessary for the continued effectiveness of the Loan Documents, shall have been done and performed and shall have happened in due compliance with all applicable laws.

         4.5      Approval of Counsel.

                  All legal matters in connection with the making of each Advance shall be reasonably satisfactory to Lender's Counsel.

         4.6      Supplemental Opinions.

                  If requested by the Lender with respect to the applicable Borrowing Date, there shall have been delivered to the Lender favorable supplementary opinions of counsel to the Borrower, addressed to the Lender and dated such Borrowing Date, covering such matters incident to the transactions contemplated herein as the Lender may reasonably request.

         4.7      Other Documents.

                  The Lender shall have received such other documents as the Lender shall reasonably request.


 5.      AFFIRMATIVE COVENANTS.

                  The Borrower covenants and agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to Lender, the Borrower shall, except as otherwise specifically provided:

         5.1      Reports to Lender.

                  Deliver to the Lender the following reports:

                           (a) The Borrower's  financial  statements as follows:
                  (1) the first three (3) quarterly consolidated statements certified by the Borrower's chief financial officer within forty-five (45) days after the end of each calendar quarter;
                  (2) year-end consolidated statements within ninety (90) days after Borrower's fiscal year-end, which statements shall be audited by an independent certified public accountant and include an unqualified opinion of such accountant, any management letter issued to the Borrower by such accountant and the Borrower's response to such management letter. All financial statements shall be prepared in accordance with GAAP consistently applied.

                           (b) The Borrower's  quarterly report on Form 10-Q and
                  annual report on Form 10-K as filed with the Securities and Exchange Commission within ten (10) days after filing.

                           (c) With the year-end financial  statements  required
                  under Section 5.1(a)(3), a certificate of compliance with the requirements set forth in Sections 6.12, 6.13 and 6.14 of this Agreement signed by the Borrower's chief financial officer.

                           (d) Such other reports as may be reasonably requested
                  by the Lender from time to time.

All of the foregoing reports shall be in form and substance reasonably satisfactory to the Lender. If the reports are required to be audited by an independent certified public accountant, such independent certified public accountant shall be reasonably acceptable to the Lender.

         5.2      Certificates; Other Information.

                  Furnish to the Lender prompt written notice if: (i) any indebtedness of the Borrower is declared or shall become due and payable prior to its stated maturity, or called and not paid when due, (ii) a default shall have occurred under any note (other than the Notes) or the holder of any such note, or other evidence of indebtedness, certificate or security evidencing any such indebtedness or any obligee with respect to any other indebtedness of the Borrower has the right to declare any such indebtedness due and payable prior to its stated maturity, or (iii) there shall occur and be continuing a Default or an Event of Default.

         5.3      Insurance.

                  (a)      Borrower shall maintain insurance as follows:

                           (i) Insurance against loss or damage to the Mortgaged
                  Property by fire and any of the risks covered by insurance of the type now known as "fire and extended coverage," in an amount not less than the appraised market value of the Mortgaged Property as set forth in the appraisal required pursuant to Section 3.6(4) of this Agreement or that percentage of the full replacement cost of all buildings and improvements now or hereafter erected thereon (exclusive of the cost of excavations, foundations, and footings below the lowest basement floor), required to satisfy any applicable co-insurance requirement in such policy and with not more than $5,000.00 deductible from the loss payable for any casualty. The policies of insurance carried in accordance with this subparagraph (i) shall contain the "Replacement Cost Endorsement";

                      (ii) Comprehensive public liability insurance on an "occurrence basis" against claims for "personal injury," including without limitation bodily injury, death or property damage occurring on, in or about the Mortgaged Property and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than $1,000,000 under a primary policy of insurance together with a limit of not less than $2,000,000 under an umbrella policy of insurance with respect to personal injury or death to any one or more persons or damage to property;

                     (iii) Worker's compensation insurance (including employer's liability insurance, if requested by Lender) for all employees of Borrower engaged on or with respect to the Mortgaged Property in such amount as is reasonably satisfactory to Lender, or if such limits are established by law, in such amounts;

                      (iv) During the course of construction or repair of the Mortgaged Property, builder's completed value risk insurance against "all risks of physical loss," during construction, with deductibles not to exceed $1,000.00, in non-reporting form, covering the total value of work performed and equipment, supplies and materials furnished. If requested by Lender, such policy of insurance shall contain the "permission to occupy upon completion of work or occupancy" endorsement.

                      (v) Directors and Officers liability  insurance to a limit of not less than $3,000,000.

                     (vi) Such other insurance, and in such amounts, as may from time to time be reasonably required by Lender against the same or other hazards.

                  (b)  All  policies  of  insurance  required  by the  terms  of paragraph (a) shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance and the further agreement of the insurer waiving all rights of set-off, counterclaim or deduction against Borrower.

                  (c) All policies of insurance shall be issued by companies and in amounts reasonably satisfactory to Lender. All policies of insurance shall have attached thereto a mortgagee clause in favor of Lender, and in form reasonably satisfactory to Lender, providing that the Lender shall not be subject to contribution, and a lender's loss payable endorsement for benefit of Lender, all of a form satisfactory to Lender. Borrower shall furnish Lender with a signed duplicate original policy with respect to all required insurance coverage. If Lender consents to Borrower providing any of the required insurance through blanket policies carried by Borrower and covering more than one location, then Borrower shall furnish Lender with a signed certificate of insurance for each such policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number, and the expiration date, and listing Lender as First Mortgagee. At least twenty (20) days prior to the expiration of each such policy, Borrower shall furnish Lender with evidence satisfactory to Lender of payment of premium and the reissuance of a policy continuing insurance in force as required by this Agreement. All such policies, including policies for any amount carried in excess of the required minimum and policies not specifically required by Lender, shall be in form satisfactory to Lender, shall be maintained in force and effect, shall be assigned and delivered to Lender, with premiums prepaid as collateral security for payment of the indebtedness secured hereby, and shall contain a provision that such policies will not be canceled or materially amended which term shall include any reduction in the scope or limits of coverage, without at least ten (10) days prior written notice to Lender. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void or unsafe by reason of Borrower's breach of any condition thereof, or become void or unsafe by reason of the value or impairment of the capital of any company in which the insurance may then be carried, or if for any reason whatever the insurance shall be reasonably deemed by Lender to be unsatisfactory, Borrower shall obtain new insurance reasonably satisfactory to Lender.

                  (d) In the event the Borrower fails to provide, maintain, keep in force or deliver or furnish to Lender the policies of insurance required by this Agreement, Lender may procure such insurance or single-interests insurance for such risks covering Lender's interest, and Borrower will pay all premiums thereon promptly upon demand by Lender, and until such payment is made by Borrower, the amount of all such premiums, together with interest thereon at the rate specified in the Revolving Loan Note, shall be secured by the Mortgage.

                  (e) In the event of loss, Borrower will give immediate notice thereof to Lender, and Lender may make proof of loss if not made promptly by Borrower. Each insurance company concerned is hereby authorized and directed to make payment under such insurance, including return of unearned premiums, directly to Lender instead of to Borrower and Lender jointly, and Borrower appoints Lender irrevocably, as Borrower's attorney-in-fact to endorse any draft therefor. If otherwise, such policies, including all right, title and interest of the Borrower thereunder, shall become the absolute property of the Lender.

                  (f) The proceeds of all insurance on the Mortgaged Property shall be applied as follows:

                                    (i) If the  Mortgaged  Property is partially
                           or totally destroyed by fire, flood, windstorm or other casualty so as to render the Mortgaged Property unsuitable for Borrower's continued use, Borrower shall have the option of not replacing, restoring or repairing the damaged Mortgaged Property but, in lieu of such replacement, restoration or repair, have the Lender apply the proceeds of such insurance on the Mortgaged Property toward prepayment of the amounts due under the Mortgage Loan Note (any excess proceeds to be paid to Borrower); or

                                    (ii) If Borrower does not elect to apply the
                           proceeds of such insurance to prepay the amounts due under the Mortgage Loan Note, the proceeds of such insurance shall be held by the Lender in a separate insurance loss account until such time as Borrower shall have delivered to Lender for its approval and to its satisfaction, sufficient plans, specifications and contracts containing a detailed breakdown of the costs to replace, restore or repair the damaged Mortgaged Property; thereafter, the Lender will, upon delivery to it of a certificate of Borrower setting forth the costs theretofore incurred or paid, subject to Lender inspection and acceptance of the replacement, restoration or repair of the damaged Mortgaged Property, apply so much as may be necessary of the proceeds of such insurance toward the payment of the costs of such replacement, restoration or repair. If said proceeds are not sufficient to pay in full the costs as reflected in the certificate of Borrower of such replacement, restoration or repair, the Borrower will nonetheless complete (or cause to be completed) the work thereof and will pay such excess costs prior to requesting Lender to apply any of the proceeds of such insurance to the cost of such replacement, restoration or repair. Any balance of said proceeds of insurance remaining after the payment of all costs of such replacement, restoration or repair, shall be applied toward the prepayment of the amounts due under the Loan Documents. If said amounts shall have been paid in full, any balance of said proceeds of insurance shall be paid to the Borrower; provided, however, that if the Borrower does not elect to prepay amounts due under the Loan Documents in full, there shall be no diminution in or postponement of future installments payable under the Loan Documents until payment thereof in full, and the Borrower shall proceed promptly to replace, restore or repair the Mortgaged Property damaged or destroyed or cause said work, to be done.

         5.4      Taxes.

                  Duly pay and discharge all taxes or other claims which might become a Lien upon any of Borrower's properties except to the extent that such items are being in good faith appropriately contested with adequate reserves therefor having been set aside and with security satisfactory to the Lender.

         5.5      Properties.

                  Maintain,  preserve  and keep  Borrower's  properties  in good
repair,   working  order  and  condition,   and  make  all  reasonable  repairs,
replacements, additions, betterments and improvements thereto.

         5.6      Corporate Existence.

                  Maintain Borrower's corporate existence and comply with all statutes, rules and regulations, the non-compliance with which would materially and adversely affect its business, assets or condition, financial or otherwise.

         5.7      Issuance Taxes.

                  Pay all stamp or issuance taxes, if any, payable by reason of the execution, delivery or issuance of this Agreement, the Notes or Loan Documents under any applicable ordinance or statute now existing or hereafter enacted, and the Borrower will at all times indemnify and hold harmless the Lender against any liability in respect thereof.

         5.8      Audits by Lender.

                  Upon the occurrence of an Event of Default or if the Lender reasonably believes that an Event of Default is imminent based on reports or financial reports received by Lender, permit the Lender and its duly authorized agents to make, or cause to be made, inspections of any of Borrower's properties and examinations and audits of any books, records and papers of the Borrower and to make extracts therefrom at all such reasonable times and as often as the Lender may reasonably require.

         5.9      Management.

                  Maintain the current management and executive personnel of the Borrower or other management and executive personnel reasonably satisfactory to the Lender, and furnish to the Lender within five (5) days of any election or appointment of officers or directors written notice of any change of such officers and directors.

5.10     Compliance With Laws.

                  Fully comply with all applicable Laws with respect to: (a) products that the Borrower sells and services it performs, (b) the conduct of its business generally, (c) its use, maintenance and operation of the real and personal properties owned or leased by it; and, without limiting the foregoing, the Borrower shall obtain and maintain all permits, licenses and approvals necessary or appropriate to engage in its business as presently conducted and presently contemplated.

5.11     Employee Benefit Plans.

                  Comply, and shall cause each of Borrower's employee benefit plans to comply, with all applicable provisions of law.

5.12     Environmental Matters.

                  Comply, and shall cause Borrower's properties (whether owned or leased) to comply, with all applicable Environmental Laws. Without limiting the foregoing,

         (a) the Borrower shall:

                  (1) promptly notify the Lender and each other Person that it is required under applicable Environmental Laws to notify upon the Borrower's acquiring knowledge of a release or threatened release of any Hazardous Substance on, from, or near any of its properties,

                  (2)   promptly   notify  the  Lender  once  an   environmental
investigation or clean-up proceeding is instituted by any Person in connection with the Borrower or any of its properties,

                  (3) comply in all material respects with and provide such assistance as may be reasonably required in any such environmental investigation and clean-up proceeding,

                  (4) promptly execute and complete remedial actions necessary to ensure that no environmental liens or encumbrances are levied against or exist with respect to any of the Borrower's properties or other assets, and

                  (5) promptly notify the Lender of any citation, notification, complaint, or written notice of violation which it receives from any Person which relates or pertains to the making, storing, handling, treating, disposing, generating, transporting or release of any Hazardous Substance; and

         (b) the Borrower shall not use, produce, transport, dispose of or otherwise handle any Hazardous Substances or permit any other Person to do so at or from any of the Borrower's properties except in the ordinary course of Borrower's business and in compliance with all applicable Environmental Laws.

         The Borrower, promptly upon the written request of the Lender from time to time after (1) the occurrence of an Event of Default, or (2) the occurrence of any release of any Hazardous Substance in, on or from any property of the Borrower in violation of any Environmental Law, shall provide the Lender with an environmental site assessment or report, all in scope, form, and content satisfactory to the Lender. Upon any such event, the Lender, or its designated agent, may interview any or all of the agents and employees of the Borrower regarding environmental matters, including any consultants or experts retained by the Borrower, all of whom are directed to discuss environmental issues fully and openly with the Lender or its designated agent and to provide such information as may be requested. All of the costs and expenses incurred by the Lender with respect to the audits, tests, inspections, and examinations which the Lender may conduct pursuant to this Section, including the fees of the engineers, laboratories, and contractors, shall be paid by the Borrower.

         The Borrower shall indemnify and hold harmless the Lender from all loss, liability, damage, reasonable costs and expenses (including, but not limited to, reasonable legal fees), fines, or other penalties or payments, for failure of the Borrower or any of its properties to comply fully with all environmental Laws. The provisions of this Section shall survive the payment and satisfaction of the Loans and the termination of this Agreement.

5.13     Deposit Relationship.

                  Maintain Borrower's primary deposit relationship with the Lender.

5.14     Further Assurances And Power Of Attorney.

                  Execute from time to time such other and further documents, including but not limited to promissory notes, security agreements, mortgages, financing statements, continuation statements, and the like which, in the opinion of the Lender or the Lender's counsel, may be reasonably necessary to perfect, confirm, establish, reestablish, continue, or complete the agreements of the Borrower under the Loan Documents, the security interests and other Liens in the Collateral and the purposes and intentions of this Agreement, it being the intention of the Borrower to provide hereby a full and absolute warranty of further assurance to the Lender, provided that Borrower shall not be obligated under this Section 5.14 to execute any document that could effect an amendment or modification of any term or condition of this Agreement or any other Loan Document. If the Borrower fails to execute any document requested by the Lender to establish, reestablish, continue, complete, confirm or perfect any Lien or security interest in any Collateral or collect any amount payable thereon, the Borrower hereby appoints the Lender or any officer of the Lender as the Borrower's attorney in fact for purposes of executing such documents in the Borrower's name, place and stead, which power of attorney shall be considered as coupled with an interest and irrevocable.

6.       NEGATIVE COVENANTS.

         The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to Lender, the Borrower will not, directly or indirectly, without prior adequate notice to Lender with respect to Section 6.3 and without the prior written consent of the Lender for all other Sections:


         6.1      Borrower's Indebtedness.  [Not Applicable]

         6.2      Combinations.  [Not Applicable]

         6.3      Loans and Investments.

                  Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other person, except: (a) extensions of credit to customers in the ordinary course of business, (b) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof and backed by the full faith and credit of the United States, (c) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any domestic commercial bank having capital and surplus in excess of $500,000,000 having maturities of one year or less from the date of acquisition, and (d) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Services, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, in each case, with maturities of not greater than sixty (60) days from the date acquired.

         6.4      Create Encumbrances.

                  Create, assume or permit to exist, any mortgage, pledge, Lien or encumbrance of or upon, or security interest in, any of its property or assets now owned or hereafter acquired except (i) mortgages, Liens, pledges and security interests in favor of the Lender; (ii) other Liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; (iv) any Lien created under the Loan Documents; and (v) any purchase money security interest securing indebtedness incurred in the ordinary course of business, provided that no such purchase money security interest shall attach to the Collateral or any portion thereof.

         6.5      Guaranties.

                  Assume, endorse, be or become liable for or guarantee the obligations of any person or entity except the endorsement of negotiable instruments for deposit or collection in the ordinary course of business and performance bonds and indemnities with bonding companies and similar entities entered into in the ordinary course of business.

6.6      Dividends and Other Distributions of Capital.

                  Pay dividends on any of its outstanding shares of capital stock or make treasury purchases of any such shares.

         6.7      Impairment of Collateral.

                  Permit anything to be done that may materially impair the value of the Collateral.

         6.8      Changes in Business.

                  Make or permit to be made any material change in the nature, character, name or conduct of the Borrower's business as conducted on the date hereof.

         6.9      Articles of Incorporation and By-Laws.

                  Amend  or  otherwise   modify  the   Borrower's   articles  of
incorporation or by-laws in any way which would adversely affect the interests of the Lender under any of the Loan Documents.

         6.10     Prepayments of Indebtedness.

                  Prepay or obligate itself to prepay, in whole or in part, any indebtedness (other than the obligations under the Loan Documents).

         6.11     Minimum Tangible Net Worth.

                  Permit the Tangible Net Worth of the Borrower, on a consolidated basis, to be less than $25,000,000 at any time any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to Lender.

         6.12     Maximum Debt to Tangible Net Worth Ratio.

                  Maintain a Debt to Tangible Net Worth Ratio of the Borrower at not greater than 1.70-to-1 at any time any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to Lender.

         6.13     Minimum Debt Service Coverage Ratio.

                  Permit the Debt Service Coverage Ratio of the Borrower to be less than 2.0-to-1 on the last day of each fiscal year of Borrower that any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to Lender.

7.       REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to the Lender and acknowledges the Lender's justifiable right to rely upon these representations and warranties:

         7.1      Corporate Organization.

                  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         7.2      Enforceability of Documents.

                  This Agreement, the Notes and each of the other Loan Documents to which the Borrower is a party have been duly authorized, executed and delivered and constitute the valid and legally binding obligation of the Borrower, enforceable in accordance with their respective terms.

         7.3      Legality of Documents.

                  The execution and delivery of this Agreement, the Notes and all of the other Loan Documents to which the Borrower is a party and performance thereof will not violate any provision of law or of the articles of incorporation or by-laws of the Borrower or any agreement, indenture or instrument to which the Borrower is a party or its properties or assets may be bound or affected or of any other agreement to which the Borrower is a party.

         7.4      Pending or Threatened Litigation.

                  As of the date hereof, there are no outstanding judgments, actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to or threatened against or affecting the Borrower which would result in a material adverse change in the financial condition of the Borrower or its subsidiaries. Borrower agrees to promptly provide to Lender written notice of any and all outstanding judgments, actions or proceedings which may at any time hereafter be pending before any court or governmental authority, bureau or agency, with respect to or threatened against or affecting the Borrower which may reasonably be expected to have a material adverse effect on the Borrower, its financial condition, business, properties or prospects, or the ability of Lender to enforce the Loan Documents in accordance with their respective terms.

         7.5      No Defaults.

                  As of the date hereof the Borrower is not in material default under, or in material violation of, nor will the execution, delivery or performance of this Agreement, the Notes or any of the other Loan Documents to which the Borrower is a party constitute a default under or violation of, any term of any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment used in the conduct of the Borrower's business or in respect of the Mortgaged Property. The operations of the Borrower comply in all material respects with all laws, ordinances and regulations applicable to it and no consents, authorizations or approvals of any Governmental Authority are required by the Borrower in connection with the Loan Documents.

         7.6      No Onerous Agreements.

                  The Borrower is not a party to nor bound by, nor are any of the properties or assets owned by it or used in the conduct of its business affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, or subject to any charter or other corporate restriction, which materially and adversely affects its business, assets or condition, financial or otherwise.

         7.7      Financial Statements.

                  All balance sheets, profit and loss statements and other financial information heretofore furnished to the Lender by the Borrower are true, correct and complete in all material respects, and present fairly the financial condition of the Borrower and its subsidiaries, if any, as at the date thereof and for the periods covered thereby, including contingent liabilities of every kind, which financial condition has not materially adversely changed since the date of the most recently dated balance sheet of the Borrower heretofore furnished to the Lender.

         7.8      No Margin Stock Purchases.

                  No part of the proceeds of the Loan will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purpose of purchasing or carrying, any margin stock as such term is defined by Regulation U of the Board of Governors of the Federal Reserve System.

         7.9      Power and Authority.

                  The Borrower has the power to execute and deliver this Agreement, the Notes and all other Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the same.

         7.10     Properties.

                  The Borrower has good and marketable title to all of its assets, including without limitation the Mortgaged Property, subject to no Liens except Permitted Liens.

         7.11     Taxes.

                  The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made.

         7.12     Environmental Matters.

                  (a) The Borrower is in compliance with the requirements of all applicable Environmental Laws.

                  (b) No Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from the Mortgaged Property in violation of any Environmental Laws; no Hazardous Substances have been discharged into subsurface waters under the Mortgaged Property in violation of any Environmental Laws; no Hazardous Substances have been discharged from the Mortgaged Property on or into property or waters (including subsurface waters) adjacent to the Mortgaged Property in violation of any Environmental Laws; and any underground or above ground storage tanks situated on the Mortgaged Property and regulated under any Environmental Laws are in compliance with all applicable Environmental Laws.

                  (c) The Borrower (i) has not received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising in connection with: (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on the Mortgaged Property or the release or threatened release of any Hazardous Substance into the environment, (ii) has not received notice of any threatened or actual liability in connection with the presence of any Hazardous Substance on the Mortgaged Property or the release or threatened release of any Hazardous Substance into the environment, (iii) has not received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on the Mortgaged Property or a release or threatened release of any Hazardous Substance into the environment for which the Borrower is or may be liable, or (iv) has not received notice that the Borrower is or may be liable to any Person under any Environmental Law.

                  (d) To the Borrower's knowledge, the Mortgaged Property is not located in an area identified by the Secretary of Housing and Urban development as an area having special flood hazards.

7.13     Employee Benefit Plans.

                  Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan, (ii) no Reportable Event (as defined under Section 4042 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

7.14     Solvency.

                  As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower's assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they mature, and
(iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

7.15     Year 2000.

         (i) Based on a comprehensive review and assessment of its systems and equipment the Borrower reasonably believes that Year 2000 issues (hereinafter defined) including costs of remediation, could not be expected to result in a material adverse change in the financial condition of the Borrower or any Surety from that expressed in the financial statements most recently submitted to the Lender prior to the date hereof; (ii) the Borrower and each Surety have developed plans for responding to Year 2000 Issues and the implementation of such plans, including testing, are on schedule in all material respects; and
(iii) the Borrower and each Surety shall provide the Lender with any further assurances as a resolution of Year 2000 Issues requested by the Lender. The term "Year 2000 Issues" shall include, but not be limited to, the inability of computers and computer software, as well as embedded microchips in non-computing devices, to perform properly, including performance of date-sensitive functions with respect to certain dates prior to and after December 31, 1999.

         7.17     Disclosure.

                  No representation or warranty by the Borrower set forth in this Agreement, any other Loan Document or in any other document or instrument delivered by the Borrower to the Lender pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements made not misleading.

8.       DEFAULT.

         8.1      Events of Default.

                  If any one or more of the following Events of Default, each constituting an "Event of Default," shall occur, the obligation of the Lender to make Advances shall cease and the entire unpaid balance of the principal of and interest on the Loans shall immediately become due and payable at the option of the Lender without notice, presentment, protest or demand (all of which are expressly waived by the Borrower) to the Borrower being required except as specified below:

                           (a) Failure of the Borrower to make any payment of principal or interest in respect of the Loans within 10 days after it is due; or

                           (b) The failure of the  Borrower to pay the amount by
                  which the unpaid principal amount of the Revolving Loan exceeds the limitations as to the maximum unpaid principal amount of such Loan as set forth herein within two (2) Business Days after written notice thereof shall have been given by the Lender to the Borrower; or

                           (c) Failure by the Borrower or other party to perform
                  any other term, condition or covenant of this Agreement, the Notes, any Loan Document or any other agreement, instrument or document delivered pursuant hereto or in connection herewith or therewith, which shall remain unremedied for the period of thirty (30) days after written notice thereof shall have been given by the Lender to the Borrower; or

                           (d) Subject to the expiration of any applicable grace
                  or cure period expressly provided for in or in connection with the applicable "Debt Instrument" (as hereinafter defined) (i) failure to perform any term, condition or covenant of any note, loan agreement, guaranty, mortgage or other instrument or agreement in connection with the borrowing of money or the obtaining of advances or credit to which the Borrower is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), so that, as result of any such failure to perform, the indebtedness included therein or secured or covered thereby is declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or (ii) any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the indebtedness included therein or secured or covered thereby is declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or
                  (iii) any material indebtedness included in any Debt Instrument or secured or covered thereby is not paid when due, except to the extent that such matters are being appropriately contested by Borrower in good faith with adequate reserves therefor having been set aside and with security satisfactory to the Lender; or

                           (e) A material  breach of or material  default by the
                  Borrower under the terms, covenants or conditions of any agreements, loans or other transactions of the Borrower with the Lender or any other lender, after the expiration of any applicable grace or cure period; or

                           (f) Any representation or warranty made in writing to
                  the Lender in this Agreement, the Notes or other Loan Documents or in connection with the making of the Loans or any certificate, statement or report made in compliance with this Agreement, shall have been false in any material respect when made; or

                           (g) The  Borrower or any  endorser or surety  thereof
                  shall make an assignment for the benefit of creditors, file a petition under the Federal Bankruptcy Code or any similar law, state or federal, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of a receiver, or trustee or a custodian for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of sixty (60) days or more; or the Borrower or any endorser or surety by any act or omission shall indicate its consent to approval of or acquiescence in any such petition, application or proceeding or the appointment of a receiver, or trustee or a custodian for it or any substantial part of any of its properties, or shall suffer any such receivership, trusteeship, or custodianship to continue undischarged for a period of sixty (60) days or more; or

                           (h) Any  judgment  against the  Borrower in excess of
                  $500,000.00, or any attachment, levy or execution against any of its properties in excess of $500,000.00 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or

                           (i) The  Borrower  shall  be  unable,  or  admit  its
                  inability, to meet its obligations as they come due or failure of the Borrower generally to pay its debts as they become due; or

                           (j) Occurrence, in Lender's sole and independent discretion, reasonably exercised, of a material adverse change in the business, properties or financial condition of the Borrower, or an event or condition which, in Lender's sole and independent discretion reasonably exercised would be expected to result in such a material adverse change.

         8.2      Remedies.

                  In the event of the occurrence and during the continuation of any Event of Default, the Lender may, but shall not be required to (i) proceed to apply to the payment of the Loans the balance to the credit of any account or accounts maintained with the Lender by the Borrower and all property of Borrower now or at any time in Lender's possession in any capacity whatsoever (set-off) and (ii) sell all or any part of the Collateral in accordance with the Pennsylvania Uniform Commercial Code, as applicable, and the Loan Documents, and the obligation of the Lender to make loans or otherwise extend credit to the Borrower shall immediately terminate. The Lender may exercise any other right or remedy provided pursuant to the Loan Documents and hereby granted or allowed to it by law including but not limited to the rights and remedies of a secured party under the Uniform Commercial Code of Pennsylvania and each and every right and remedy provided pursuant to the Loan Documents and hereby granted to the Lender or allowed to it by law shall be cumulative and not exclusive the one of the other, and may be exercised by the Lender from time to time and as often as may be necessary. The Lender shall have at any time, in its discretion, the right to enforce collection and payment of any of the Collateral by appropriate action or proceedings, and the net amounts received therefrom, after deduction of all costs and expenses incurred in connection therewith, shall be applied on account of the Loans and any other indebtedness or liabilities of the Borrower aforesaid, all without notice to the Borrower. The Lender shall not be required to marshall any security or guarantees or to resort to the same in any particular order.

 9.      GENERAL.

         9.1      Survival of Warranties.

                  All agreements, representation and warranties made herein shall survive the delivery of this Agreement.

         9.2      Modification of Documents.

                  No modification or waiver of any provision of this Agreement, the Notes, the other Loan Documents or other instruments or consent to any departure by the Borrower from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the Lender and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         9.3      Rights Cumulative.

                  Each and every right granted to the Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

         9.4      Construction and Severability.

                  This Agreement, the Notes and the other Loan Documents and the rights and obligations of the parties shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania. The provisions of this Agreement are severable and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction.

         9.5      Conflict of Documents.

                  The provisions of this Agreement are in addition to, and not in limitation of, the provisions of the Notes and the other Loan Documents. In the event of conflict between the provisions of this Agreement and the provisions of the Notes or any Loan Document, the provisions of this Agreement shall prevail.
         9.6      Notices.

                  Notices by one party to the other shall be in writing and shall be deemed to have been validly given at the time when posted in the U.S. Mails, postage prepaid, or hand delivered to the following address or to any alternate address designated in writing by the recipient:

         The Borrower:                      Herley Industries, Inc.
                                            10 Industry Drive
                                            Lancaster, Pennsylvania 17603
                                      Attn: Lee N. Blatt, Chairman & CEO

         The Lender:                       The First National Bank of Maryland,
                                              a division of FMB Bank
                                           1703 Oregon Pike
                                           Lancaster, Pennsylvania 17601-4201
                                    Attn:  Eric A. Rebert, Senior Vice President

         9.7      Expenses of Lender.

                  The Borrower shall pay all fees and expenses reasonably incurred by the Lender in connection with the preparation, execution, delivery and performance of this Agreement, the Notes, the other Loan Documents and all other instruments executed in connection herewith or in connection with the collection of the indebtedness hereunder, or any part thereof, or the perfection, protection and maintenance of the Lender's interest in any collateral. These fees and expenses shall include, without limitation, fees and disbursements of legal counsel for the Lender.

         9.8      Binding Effect.

                  This Agreement and any other documents and instruments delivered or required to be delivered pursuant hereto shall inure to the benefit of and shall be binding upon the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto. The Borrower may not assign its rights or obligations hereunder without the prior written consent of Lender.
         9.9      Waiver of Trial by Jury.

                  THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER, OR COUNSEL TO THE LENDER, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

         9.10     Jurisdiction and Venue.

                  The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated in Section 9.6 of this Agreement is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other country, state or other foreign or domestic jurisdiction. The Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

         The Borrower acknowledges that it has read and understands all the provisions of this Agreement, including Waiver of Trial by Jury, and has been advised by counsel as necessary or appropriate.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be duly executed on its respective behalf on the date first set forth above.


ATTEST:                                              HERLEY INDUSTRIES, INC.

_____________________________________      By:_________________________________
Asst. Secretary, Margaret M. Guzzetti                Myron Levy, President

_____________________________________      By:__________________________________
Asst. Secretary, Margaret M. Guzzetti         Anello C. Garefino, Vice President
 (SEAL)


                                                THE FIRST NATIONAL BANK OF
                                                MARYLAND, a division of FMB BANK

                                                By:____________________________
                                                    Eric A. Rebert
                                                    Senior Vice President

                                 LOAN AGREEMENT


                                 by and between



                            HERLEY INDUSTRIES, INC.,

                                   as Borrower


                                       and


                      THE FIRST NATIONAL BANK OF MARYLAND,
                                  a division of
                                    FMB BANK,

                                    as Lender








                          Dated as of February 16, 1999